November 15, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k of Form N-SAR of the Federated Total Return Bond Fund.

Very truly yours,




ERNST & YOUNG LLP